UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 23, 2011

SOCIALWISE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Election of Directors

By a vote of Socialwise Inc.’s (“Socialwise”) Board of Directors, Mr. Cary Sucoff was appointed as a Director effective as of May 23, 2011.  The following sets forth certain information concerning Mr. Sucoff’s background and experience.

Since February 2006, Mr. Sucoff has owned and operated Equity Source Partners, LLC, a FINRA member firm which operates as a boutique investment bank. Mr. Sucoff provides investment banking and consulting services to public and private companies and institutional investors.

Mr. Sucoff currently serves on the Board of Directors of Contrafect Corp., a biotech company specializing in the use of mono-clonal antibodies to treat infectious disease. He has been a member of the Board of Trustees of New England Law/Boston for over 20 years.  He is the current Chairman of the Endowment Committee.  Mr. Sucoff is a member of the Adjunct Faculty of New England Law/Boston where he teaches a third year seminar entitled “Perspectives In Law: Lawyers as Entrepreneurs and as Representatives of Entrepreneurs”.

Mr. Sucoff received a B.A. from SUNY Binghamton (1974) and a J.D. from New England School of Law (1977) where he was the Managing Editor of the Law Review and graduated Magna Cum Laude. Mr. Sucoff has been a member of the Bar of the State of New York since 1978.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOCIALWISE, INC.
/s/ Jonathan Shultz
Dated: May 23, 2011	By:
Jonathan Shultz Chief Financial Officer

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